EXHIBIT 99.1 to Form 8-K of Jones Lang LaSalle Incorporated



 AGREEMENT REGARDING COMPENSATION OF THE CHAIRMAN OF THE BOARD OF DIRECTORS.

                             Thomas C. Theobald
      Chairman of the Compensation Committee of the Board of Directors
                       Jones Lang LaSalle Incorporated
                           200 East Randolph Drive
                           Chicago, Illinois 60601


January 1, 2005


Ms. Sheila A. Penrose
Chairman of the Board of Directors
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601

Dear Sheila:

      The Compensation Committee (the "Committee") of the Board of Directors of Jones Lang LaSalle Incorporated (the "Company") has approved, and has authorized me to confirm to you in writing on behalf of the Committee, your compensation as Chairman (the "Chairman") of the Board of Directors (the "Board") of the Company for the first year (from January 1, 2005 through December 31, 2005) of the two-year year term to which you have been elected. Since the position of non-executive Chairman has been newly created by the Board and may evolve over time, the Committee intends to review with you at the end of 2005 whether an adjustment to your compensation for the second year of your term (January 1, 2006 through December 31, 2006) will be appropriate, after which your compensation for such second year will be determined and communicated to you in writing.

      Your duties as Chairman, which have been established by the Board, are set forth in the Company's By-Laws, as in effect from time to time, and in the attached Appendix A. Such duties are in addition to such other duties as you have as a member of the Board and as a member (including as chair) of any of its committees. The compensation set forth in this letter is solely with respect to your role as Chairman and is in addition to such other compensation to which you are entitled as a member of the Board and as a member (including as chair) of any of its committees, which other compensation is separately set forth in the Non-Executive Director Compensation Plan. Your continuing role as Chairman (and your compensation therefor) is subject to your re-election by the shareholders of the Company at the Company's 2005 Annual Meeting and to all of the applicable provisions of the Company's Charter, By-Laws and Corporate Governance Guidelines, each as in effect from time to time.

      Effective from January 1, 2005 through December 31, 2005, the Company will compensate you as Chairman at the annual rate of US$100,000.00 (One Hundred Thousand United States Dollars)(the "Chairman's Base
Compensation"). You will be paid the Chairman's Base Compensation quarterly in advance.

      In addition to the Chairman Base Compensation, you will receive, in respect of your two-year term as Chairman, a one-time grant of 1,000 (One Thousand) shares of restricted stock of the Company, effective January 1, 2005. All of such shares will become vested on and as of January 1, 2007 and will be subject to the terms of the Company's Stock Award and Incentive Plan and to the terms of the separate award agreement that will be provided to you.



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      Please indicate your agreement with the terms of this letter by countersigning a copy of this letter below. Your fellow directors look forward to continuing to work with you and to supporting you in your successful tenure as Chairman of the Board of Directors.



                              Sincerely yours,


                              /s/ Thomas C. Theobald
                              ---------------------------------------
                              Thomas C. Theobald
                              Chairman of the Compensation Committee
                              of the Board of Directors of
                              Jones Lang LaSalle Incorporated
                              and on behalf of such Committee



Agreed to and accepted:


/s/ Sheila A. Penrose
-------------------------------------
Sheila A. Penrose
Chairman of the Board of Directors of
Jones Lang LaSalle Incorporated



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                                 APPENDIX A


                            POSITION DESCRIPTION
                                   FOR THE
                     NON-EXECUTIVE CHAIRMAN OF THE BOARD
                                     OF
                       JONES LANG LASALLE INCORPORATED


RESPONSIBILITIES:

- Chair the Board meetings, encouraging constructive engagement and open communications.

- Serve as lead independent director for purposes of the New York Stock Exchange rules

-     Chair the Annual Shareholders meetings.

-     Represent the Company with clients and shareholders as required.

- Attend - as an ex-officio member - all Board committees (if not otherwise a member thereof).

- Set the Board meeting agenda, consulting with the CEO and General Counsel; ensure that the agenda and materials are complete, timely and address the key priorities of the Company and its Board.

- Act as a coach and confidant to the CEO in support of his successful performance; attend internal Company meetings as required; encourage direct CEO communications with individual members of the Board. (All Board members continue to have direct access to senior managers.)

- Maintain regular and open dialogue with Board members between meetings.


- TIME COMMITMENT: Approximately 1 day a week (in addition to time spent as a member of the Board and a member (including as chair) of any of its committees).